EXHIBIT 10.26
                    COMMONWEALTH OF AUSTRALIA

              Petroleum (Submerged Lands) Act 1967

      NOTIFICATION AS TO GRANT OF PERMIT OVER AREA V96-G2

I, PATRICK McNAMARA, the Designated Authority in respect of the area specified as being adjacent to the State of Victoria acting for and on behalf of the Commonwealth - Victoria Offshore
Petroleum Joint Authority have considered the application by -

                         MOSAIC OIL NL
                           11th Floor
                       15-17 Young Street
                       SYDNEY  NSW  2000

                  EURO PACIFIC ENERGY PTY LTD
                       133 Edward Street
                        PERTH  WA  6000

                  INDO PACIFIC ENERGY PTY LTD
                        249 Karori Road
                           Wellington
                          NEW ZEALAND

and I am prepared to grant an exploration permit for petroleum on the application in respect of the blocks described hereunder, being blocks within the abovementioned area, subject to the conditions summarized hereunder.

In order to comply with the Act, the applicant should submit to the Designated Authority, a request under Section 22(3) of the Act.

The application will lapse if the applicant does not make a request under Section 22(3) of the Act under which this instrument is made in respect of the grant of the exploration permit for petroleum.

Attention is drawn to the provisions of Section 22 of the Act relating to the period within which a request may be made.

INTERPRETATION

In this Permit, "the Act" means the Act under which this Permit is granted and includes any Act with which that Act is incorporated and words used in this Permit have the same respective meanings as in the Act.

DESCRIPTION OF BLOCKS

In the adjacent area of the State of Victoria -

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MELBOURNE Sheet SJ55 prepared and published for the purposes of the Petroleum (Submerged Lands) Act 1967.

A.   BLOCKS

MELBOURNE MAP SHEET

     BLOCK NO.      BLOCK NO.      BLOCK NO.      BLOCK NO.

     1992           2061           2062           2063
     2064           2065           2066           2136
     2137           2138           2139

Assessed to contain 11 blocks

CONDITIONS

1. (1) Subject to sub-clause (2), during a year of the term of the permit set out in the first column of the following table, the permittee -

(a) shall carry out in or in relation to the permit area, to a standard acceptable to the Designated Authority, the work specified in the minimum work requirements set out opposite that year in the second column of the table;

(b) may carry out in or in relation to the permit area, to a standard acceptable to the Designated Authority, all or part of the work specified in the minimum work requirements of the subsequent year or years of that term set out opposite that year or those years in the second column of the table; and

(c) may carry out in or in relation to the permit area, to a standard acceptable to the Designated Authority, work in addition to the work specified in the minimum work requirements set out opposite that year and in the subsequent year or years, if any, of that term in the second column of the table.

(2) The permittee shall not commence any works or petroleum exploration operations in the permit area except with, and in accordance with the approval in writing of the Designated Authority or of a person authorised by the Designated Authority to give that approval.

(3) For the purposes of this clause, any work carried out in accordance with paragraph (1)(b) shall, if the Designated Authority in his discretion by instrument in writing so approves, be treated as if it had been carried out in the subsequent year or years of the term of the permit specified by the Designated Authority in that instrument.



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Year of Term        Minimum Work        Estimated of Permit
                    Requirements in     Expenditures
                    Constant Dollars
                                        (indicative only)
First               Data Review              $  250,000
                    Seismic Reprocessing
Second              500 Km 2D Seismic Survey     750,000
Third               One (1) Well               6,500,000
Fourth              Data Review                  250,000
                    Seismic Reprocessing
Fifth               500 Km 2D Seismic Survey     750,000
Sixth               One (1) Well               6,500,000

1A. During the first 3 year period of the term of the permit the permittee must complete the work specified in the minimum work requirements for the years in the period.

2. The permittee shall not recover any petroleum from the permit area except as a result of production testing of a well.

3. The permittees shall not construct any installation or install any equipment in the permit area except with and in accordance with the approval in writing of the Designated Authority or a person authorised in writing by the Designated Authority to give that approval.

4. The permittee shall not abandon, suspend or complete any well except with and in accordance with the approval of the Designated Authority or of a person authorised by the Designated
Authority to give that approval.

5. In carrying out its operations in the permit area the permittee shall take adequate measure for the protection of the environment.

6.   The permittee shall at all times comply with -
(a) the provisions of the Act and of any regulations for the time being in force under the Act; and
(b) all Directions given to him under the Act or the Regulations for the time being, in force under the Act.

7. It is a condition of this Exploration Permit for Petroleum that the Permittee complies with the requirements of Section 97A of the Act.

Dated at Melbourne this 25th day of June 1997

MADE under the Petroleum (Submerged Lands) Act 1967 of the
Commonwealth of Australia on behalf of the Commonwealth Victoria
Offshore Petroleum Joint Authority

                         /s/ Patrick McNamara
                         DESIGNATED AUTHORITY